                                                                       Exhibit 4

                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                       TO
                        5-YEAR REVOLVING CREDIT AGREEMENT

          THIS AMENDMENT NO. 1 TO 5-YEAR REVOLVING CREDIT AGREEMENT (the "AMENDMENT") is made as of February 10, 2006 by and among MASCO CORPORATION, a Delaware corporation (the "COMPANY"), and MASCO EUROPE S. a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104 ("MASCO EUROPE"; the Company and Masco Europe being referred to collectively as the "BORROWERS"), the financial institutions listed on the signature pages hereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Main Office Chicago)), as the administrative agent for the "Banks" referred to below (the "AGENT"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the "Credit Agreement" referred to below.

                                   WITNESSETH:

          WHEREAS, the signatories hereto are parties to that certain 5-Year Revolving Credit Agreement, dated as of November 5, 2004 (the "CREDIT AGREEMENT"), among the Borrowers, the financial institutions from time to time party thereto which shall include, for purposes of this Amendment (and any other purposes set forth in the Credit Agreement), the Swingline Lender and each Issuing Bank (the "BANKS"), Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and the Agent;

          WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent have agreed to the following amendment to the Credit Agreement.

          1. AMENDMENTS. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

               (a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in the appropriate alphabetical location:

          "ACCEPTANCE OF EXTENSION" has the meaning set forth in Section
     2.19(A).

          "EXTENSION DATE" has the meaning set forth in Section 2.19(A).

          "EXTENSION REQUEST" has the meaning set forth in Section 2.19(A).

          "FIRST AMENDMENT" means Amendment No. 1 to this Agreement, dated as of February 10, 2006, among the Borrowers, the Banks signatory thereto and the Agent.

          "FIRST AMENDMENT EFFECTIVE DATE" means the date on which the First Amendment has become effective in accordance with its terms.

               (b) Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of "COMPANY'S EQUITY SECURITIES" and "CONSOLIDATED NET LOSS" in their entirety.

               (c) The definition of "INTEREST PERIOD" set forth in Section 1.01 of the Credit Agreement is hereby amended to delete each reference to the words "Termination Date" and, in each case, to substitute the words "latest Termination Date then in effect under Section 2.19" therefor.

               (d) The definition of "REQUIRED BANKS" set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if all of the Commitments shall have terminated, holding or otherwise required to participate in more than 50% of the aggregate unpaid principal amount of the Loans and the issued and outstanding Letters of Credit; provided, however, that if on the Termination Date elected by any Bank pursuant to Section 2.19, such Bank's Commitment and its participation interests in existing Swingline Loans and Letters of Credit and its obligation to participate in additional Swingline Loans and Letters of Credit hereunder have not been assigned (as permitted by clause (ii) of the penultimate sentence of Section 2.19(A)) and the Company has not paid such Bank all amounts then payable to such Bank under this Agreement and its respective Note as required by clause (i)(a) of the penultimate sentence of Section 2.19(A), then until such assignment or repayment has occurred, "Required Banks" shall mean at any time Banks having more than 50% of the sum of (i) the Commitments and (ii) any such non-extending Bank's respective Loans and obligations to participate in Swingline Loans and Letters of Credit.

               (e) The definition of "TERMINATION DATE" set forth in Section
     1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          "Termination Date" means, with respect to any Bank (including in its capacity as the Swingline Lender or the Issuing Bank), the earlier of (a) February 10, 2011 or, if such day is not a Eurocurrency Business Day, the next preceding Eurocurrency Business Day, as such date may be extended with respect to such Bank from time to time in accordance with the terms and conditions of Section 2.19, or (b) the date, if any, on which such Bank's Commitment is reduced to zero or terminated pursuant to this Agreement.

               (f) Section 2.07(A) of the Credit Agreement is hereby amended to delete the words "Termination Date (or earlier date of termination of the Commitments in their entirety)" and to substitute the words "latest Termination Date then in effect under Section 2.19" therefor.

               (g) Section 2.10 of the Credit Agreement is hereby amended to add the following new clause (D) thereto:

          (D) If, on any Termination Date (after giving effect to any payments made to non-extending Lenders on such date pursuant to Section 2.19(A)), the Dollar Amount of the aggregate principal amount of all outstanding Loans and L/C Obligations exceeds the Aggregate Commitment, the Borrowers shall immediately repay Loans in an aggregate principal amount sufficient to eliminate any such excess.

               (h) The Credit Agreement is hereby amended to add the following new Section 2.19 thereto:

          SECTION 2.19. Extension of Termination Date.

          (A) The Company may request an extension (subject to each Bank's right to deny any such requested extension) of the Termination Date in effect at any time by submitting a request for an extension in the form of Exhibit H to the Agent (an "Extension Request") not more than 90 days and not less than 45 days prior to each anniversary of the First Amendment Effective Date. The request shall specify (i) the new Termination Date, which shall be exactly one year after the Termination Date then in effect, and (ii) the date (which must be at least 45 days after the Extension Request is delivered to the Agent) as of which the next Termination Date shall be effective (the "Extension Date"). The failure of the Company to request an extension with respect to any applicable anniversary date shall not prevent the Company from requesting an extension with respect to a future anniversary date under this Section 2.19. Promptly upon receipt of an Extension Request, the Agent shall notify each Bank (including a Bank in its capacity as the Swingline Lender or the Issuing Bank) of the contents thereof and shall request each Bank to approve the Extension Request. Each Bank approving the Extension Request shall deliver its written acceptance of such extension in the form of Exhibit I (an "Acceptance of Extension") no later than 15 days prior to the applicable anniversary of the First Amendment Effective Date. An extension hereunder shall only be effective if an Acceptance of Extension is received by the Agent from the Required Banks within the time period set forth above. Failure of a Bank to respond to an Extension Request shall be deemed a denial of such request. If any Bank does not accept an extension, then either (i) notwithstanding any provision herein requiring the ratable sharing of payments among Banks (including, without limitation Section 2.08, 2.10 or 9.04), on the Termination Date then in effect with respect to such Bank (without giving effect to the Extension Request rejected by such Bank), (a) the Company shall pay to such Bank all amounts then payable to such Bank under this Agreement and the Note on its applicable Termination Date and (b) upon such payment, such Bank's Commitment (and, in the case of a Bank that is the Swingline Lender, such bank's obligation to make Swingline Loans and, in the case of a Bank that is an Issuing Bank, such Issuing Bank's obligation to issue Letters of Credit), all of its participation interests in existing Swingline Loans and Letters of Credit and its obligation to participate in additional Swingline Loans and Letters of Credit hereunder, shall terminate on the Termination Date applicable to such Bank or (ii) the Company may remove such Bank pursuant to the terms of Section 8.06. On each Termination Date, to the extent required, the Agent shall administer the reallocation of the Loans and L/C Interests ratably among the Banks that have accepted such extension after giving effect to the repayment of any non-extending Banks; provided, that (1) the Borrowers hereby agree to compensate the Banks for all losses, expenses and liabilities incurred by any Bank (if any) in connection with the sale or assignment of any Eurocurrency Loan resulting from such reallocation on the terms and in the manner set forth in Section 2.12, and (2) the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the reallocation of Loans and L/C Interests effected pursuant to this sentence.

          (B) Without limiting the documentation and consent requirements set forth in Section 2.19(A), any extension of the Termination Date shall be subject to the following additional conditions precedent: (i) on and as of the applicable Extension Date, the Company shall have reaffirmed its guarantee of the obligations of Masco Europe, such reaffirmation to be in writing and in form and substance reasonably satisfactory to the Agent and
     (ii) on and as of the date of the Extension Request and the Extension Date, all representations and warranties contained in Article IV of this Agreement shall be true and correct in all material respects as though made on such date (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true and correct in all material respects as of such date) and no Default or Event of Default shall have occurred and then be continuing.

               (i) Section 5.02(A) of the Credit Agreement is hereby amended and restated in its entirety as follows:

          (A) Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means, for the period of time from the First Amendment Effective Date through the date on which financial statements are delivered under
     Section 5.01 of this Agreement for the Fiscal Year ending on December 31, 2005, $4,006,000,000, and shall be recomputed at the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2005), to equal 70% of Consolidated Net Worth for such Fiscal Year then ended.

               (j) The first sentence of Section 8.06 of the Credit Agreement is hereby amended to delete the introductory language up through the parenthetical defining an "Affected Bank" and to substitute the following language therefor:

          If (i) any Bank shall have failed to fund its pro rata share of any Loan requested by any Borrower hereunder which such Bank is obligated to fund under the terms of this Agreement and which failure has not been cured, (ii) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02, (iii) any Bank has demanded compensation under Section 2.11(D) or Section 8.03 or (iv) any Bank has failed to accept a proposed extension of the Termination Date as provided in Section 2.19 (any such Bank affected by clauses (i), (ii), (iii) or (iv), herein an "Affected Bank"),

               (k) The first sentence of Section 9.05(A) of the Credit Agreement is hereby amended to delete clause (x)(i) in the proviso thereof and to substitute the following new clause (x)(i) therefor:

          (i) increase or decrease the Commitment of any Bank (except for (a) a ratable decrease in the Commitments of all the Banks, (b) a termination (without replacement) of the Commitment of any Bank who does not elect to participate in an extension of the Termination Date as provided for in clause (i) of the proviso in the last sentence of
          Section 2.19(A) and (c) increases in the Commitments consummated in accordance with Section 2.18 which shall only require Bank consents to the extent provided in such Section)

               (l) The first sentence of Section 9.05(A) of the Credit Agreement is hereby amended to delete clause (x)(iii) in the proviso thereof and to substitute the following new clause (x)(iii) therefor:

          (iii) postpone the date fixed for any payment of principal of or interest on any Loan or Reimbursement Obligation or any fees hereunder or for the termination of the Commitments (except for extensions of the Termination Date consummated in accordance with Section 2.19 which shall only require Bank consents to the extent provided in such Section),

               (m) The Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex I hereto.

               (n) The Pricing Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex II hereto.

               (o) The Credit Agreement is hereby amended to add (i) new Exhibit H (Form of Request for Extension) in the form attached as Annex III hereto and (ii) new Exhibit I (Form of Acceptance of Request for Extension) in the form attached as Annex IV hereto.

          2. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received (a) executed copies of this Amendment from the Borrowers and each of the Banks; provided, that the consent of the financial institutions identified on the signature pages as "Departing Banks" shall only be required with respect to the acknowledgements and agreements set forth in Section 3 of this Amendment, (b) all fees agreed to be paid by the Company in connection with this Amendment, (c) a supplemental secretary's certificate of each Borrower certifying (i) resolutions of the board of directors of such Borrower authorizing the execution, delivery and performance of this Amendment, (ii) the name and true signature of John G. Sznewajs, in his capacity as an incumbent officer or manager, as appropriate, of such Borrower, authorized to sign the

Amendment and any other instruments, documents and agreements related to the Credit Agreement, and (iii) the removal of Robert B. Rosowski as an incumbent officer or manager, as appropriate, of each Borrower, which certifications shall apply retroactively to the dates of the foregoing appointments and resignations, as the case may be, and (d) a legal opinion of John R. Leekley, Senior Vice President-General Counsel of the Company, with respect to due authorization, execution and delivery of this Amendment and the enforceability of this Amendment and the Credit Agreement, as amended thereby.

          3. ACKNOWLEDGEMENT AND CONSENT WITH RESPECT TO DEPARTING BANKS. Each of the Borrowers and each Bank, including, without limitation, each Bank identified on the signature pages hereto as a "Departing Bank", hereby acknowledges and agrees that, notwithstanding any provisions to the contrary in the Credit Agreement (including the limitations on assignments or transfers of interests under the Credit Agreement set forth in Section 9.06), on the effective date hereof, and subject to any such Departing Bank's receipt of payment in full of the Loans and other amounts at such time owing to it under the Credit Agreement, (a) the Commitments shall be amended and restated in their entirety pursuant to Section 1(m) above, (b) each Departing Bank's Commitment under the Credit Agreement (including all of its participation interests in existing Swingline Loans and Letters of Credit and its obligation to participate in additional Swingline Loans and Letters of Credit) shall automatically be deemed terminated and the only Commitments on the effective date shall be those identified on the Commitment Schedule attached hereto as Annex I; (c) such Departing Bank shall have no further rights or obligations as a Bank under the Credit Agreement and shall cease to be a party thereto (but shall continue to be entitled to the benefits of Sections 2.11(D), 2.12, 8.03 and 9.03 of the Credit Agreement); and (d) the consent of such Departing Bank shall be limited to the acknowledgements and agreements set forth in this Section 3 and shall not be required as a condition to the effectiveness of any other amendments set forth herein.

          4. REPRESENTATIONS AND WARRANTIES OF THE BORROWERS. Each Borrower hereby represents and warrants as follows:

               (a) Each Borrower has the power and authority and legal right to execute and deliver this Amendment and the Credit Agreement (as modified hereby) and to perform its obligations hereunder and thereunder. The execution and delivery by such Borrower of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) have been duly authorized by proper corporate proceedings (and such authorizations have not been rescinded), and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally.

               (b) Neither the execution and delivery by such Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or of the Credit Agreement (as modified hereby) will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, (ii) such Borrower's articles or certificate of incorporation or by-laws or other constitutive document, or (iii) the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien on the property of such Borrower pursuant to the terms of, any such indenture, instrument or agreement.

               (c) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article IV of the Credit Agreement (as modified hereby) are true and correct.

          5. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND LOAN DOCUMENTS.

               (a) Upon the effectiveness of Sections 1 and 3 hereof, each reference to the Credit Agreement in the Credit Agreement, the Notes or any other instrument, document or agreement executed or delivered in connection therewith (herein, a "LOAN DOCUMENT") shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement (unless expressly indicated herein or therein).

               (b) Each Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement, the Notes and either other Loan Document to which it is a party,
     (ii) reaffirms its obligations under the Credit Agreement (including, without limitation, the Company's guaranty of the obligations of Masco Europe incorporated therein), the Notes and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

               (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement, the Notes or any other Loan Documents executed and/or delivered in connection therewith.

          6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

          7. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          8. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

                                        MASCO CORPORATION, as a Borrower


                                        By: /s/ John G. Sznewajs
                                            ------------------------------------
                                        Name: John G. Sznewajs
                                        Title: Vice President - Corporate
                                               Development and Treasurer


                                        MASCO EUROPE S. A.R.L., as a Borrower


                                        By: /s/ William T. Anderson
                                            ------------------------------------
                                        Name: William T. Anderson
                                        Title: Manager


                                        By: /s/ David A. Doran
                                            ------------------------------------
                                        Name: David A. Doran
                                        Title: Manager

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        JPMORGAN CHASE BANK, NATIONAL
                                        ASSOCIATION (SUCCESSOR BY MERGER TO BANK
                                        ONE, NA (MAIN OFFICE CHICAGO)), as Agent and as a Bank


                                        By: /s/ Christopher C. Cavaiani
                                            ------------------------------------
                                        Name: Christopher C. Cavaiani
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        CITIBANK, N.A., as a Bank and as
                                        Syndication Agent


                                        By: /s/ Judith Green
                                            ------------------------------------
                                        Name: Judith Green
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        SUMITOMO MITSUI BANKING CORPORATION, as
                                        a Bank and as Documentation Agent


                                        By: /s/ Hiro Hyakutome
                                            ------------------------------------
                                        Name: Hiro Hyakutome
                                        Title: Joint General Manager

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        BNP PARIBAS, as a Bank


                                        By: /s/ Wendy Breuder
                                            ------------------------------------
                                        Name: Wendy Breuder
                                        Title: Managing Director


                                        By: /s/ Gaye Plunkett
                                            ------------------------------------
                                        Name: Gaye Plunkett
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        KEYBANK NATIONAL ASSOCIATION, as a Bank


                                        By: /s/ Mary K. Young
                                            ------------------------------------
                                        Name: Mary K. Young
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        ROYAL BANK OF CANADA, as a Bank


                                        By: /s/ Suzanne Kaicher
                                            ------------------------------------
                                        Name: Suzanne Kaicher
                                        Title: Attorney-In-Fact

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        SUNTRUST BANK, as a Bank


                                        By: /s/ Douglas O'Bryan
                                            ------------------------------------
                                        Name: Douglas O'Bryan
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        COMERICA BANK, as a Bank


                                        By: /s/ Chris Stergiadis
                                            ------------------------------------
                                        Name: Chris Stergiadis
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        COMMERZBANK AG, NEW YORK AND GRAND
                                        CAYMAN BRANCHES, as a Bank


                                        By: /s/ Graham A. Warning
                                            ------------------------------------
                                        Name: Graham A. Warning
                                        Title: Assistant Vice President


                                        By: /s/ John Marlati
                                            ------------------------------------
                                        Name: John Marlati
                                        Title: Senior Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        BANK OF AMERICA, N.A., as a Bank


                                        By: /s/ W. Thomas Barnett
                                            ------------------------------------
                                        Name: W. Thomas Barnett
                                        Title: Senior Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        MERRILL LYNCH BANK USA, as a Bank


                                        By: /s/ Louis Alder
                                            ------------------------------------
                                        Name: Louis Alder
                                        Title: Director

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        PNC BANK, NATIONAL ASSOCIATION,
                                        as a Bank


                                        By: /s/ Thomas A. Majeski
                                            ------------------------------------
                                        Name: Thomas A. Majeski
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
                                        CHICAGO BRANCH, successor by merger to
                                        The Bank of Tokyo-Mitsubishi, Ltd. and
                                        to UFJ Bank Limited, as a Bank


                                        By: /s/ Mr. Tsuguyuki Umene
                                            ------------------------------------
                                        Name: Mr. Tsuguyuki Umene
                                        Title: Deputy General Manager

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as a Bank


                                        By: /s/ Andrea S. Chen
                                            ------------------------------------
                                        Name: Andrea S. Chen
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        DEXIA BANQUE INTERNATIONALE A LUXEMBOURG
                                        SA, as a Bank


                                        By: /s/ Andre Poorters
                                            ------------------------------------
                                        Name: Andre Poorters
                                        Title: Managing Director


                                        By: /s/ Marc Schronen
                                            ------------------------------------
                                        Name: Marc Schronen
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        FIFTH THIRD BANK, EASTERN MICHIGAN,
                                        as a Bank


                                        By: /s/ Kate Ritter
                                            ------------------------------------
                                        Name: Kate Ritter
                                        Title: Vice President

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        MIZUHO CORPORATE BANK, LTD, as a Bank


                                        By: /s/ Raymond Ventura
                                            ------------------------------------
                                        Name: Raymond Ventura
                                        Title: Deputy General Manager

                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        NORDEA BANK FINLAND PLC, as a Bank


                                        By: /s/ Agnetha Gulnes
                                            ------------------------------------
                                        Name: Agnetha Gulnes
                                        Title: Vice President


                                        By: /s/ Gerald E. Chelius, Jr.
                                            ------------------------------------
                                        Name: Gerald E. Chelius, Jr.
                                        Title: SVP Credit


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        THE BANK OF NEW YORK, as a Bank


                                        By: /s/ Kevin Higgins
                                            ------------------------------------
                                        Name: Kevin Higgins
                                        Title: Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        THE NORTHERN TRUST COMPANY, as a Bank


                                        By: /s/ Ashish S. Bhagwat
                                            ------------------------------------
                                        Name: Ashish S. Bhagwat
                                        Title: Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        U.S. BANK NATIONAL ASSOCIATION, as a
                                        Bank


                                        By: /s/ Jeff Janza
                                            ------------------------------------
                                        Name: Jeff Janza
                                        Title: Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        WELLS FARGO BANK, N.A., as a Bank


                                        By: /s/ Peter Martinets
                                            ------------------------------------
                                        Name: Peter Martinets
                                        Title: Vice President


                                        By: /s/ Daniel Van Aken
                                            ------------------------------------
                                        Name: Daniel Van Aken
                                        Title: Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        KBC BANK, N.V., as a Bank


                                        By: /s/ Jean-Pierre Diels
                                            ------------------------------------
                                        Name: Jean-Pierre Diels
                                        Title: First Vice President


                                        By: /s/ Robert M. Surdam, Jr.
                                            ------------------------------------
                                        Name: Robert M. Surdam, Jr.
                                        Title: Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        SANPAOLA IMI S.P.A., as a Bank


                                        By: /s/ Renato Carducci
                                            ------------------------------------
                                        Name: Renato Carducci
                                        Title: General Manager


                                        By: /s/ Robert Wurster
                                            ------------------------------------
                                        Name: Robert Wurster
                                        Title: Senior Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        Solely with respect to the
                                        acknowledgements and agreements set
                                        forth in Section 3 of this Amendment:

                                        BARCLAYS BANK PLC, as a Departing Bank


                                        By: /s/ David Barton
                                            ------------------------------------
                                        Name: David Barton
                                        Title: Associate Director


                                        DANSKE BANK A/S, as a Departing Bank


                                        By: /s/ Bjanne Jorgensen
                                            ------------------------------------
                                        Name: Bjanne Jorgensen
                                        Title: Senior Vice President


                                        By: /s/ Jan B. Laruidsen
                                            ------------------------------------
                                        Name: Jan B. Laruidsen
                                        Title: Vice President


                                        BANCA DI ROMA - CHICAGO BRANCH, as a
                                        Departing Bank


                                        By: /s/ James Semonchik
                                            ------------------------------------
                                        Name: James Semonchik
                                        Title: Vice President


                                        By: /s/ Enrico Verdoscia
                                            ------------------------------------
                                        Name: Enrico Verdoscia
                                        Title: Sr. Vice President


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                        BANCA NAZIONALE DEL LAVORO SPA,
                                        NEW YORK BRANCH, as a Departing Bank


                                        By: /s/ Juan Cortes
                                            ------------------------------------
                                        Name: Juan Cortes
                                        Title: Relationship Manager


                                        By: /s/ Francesco Di Mario
                                            ------------------------------------
                                        Name: Francesco Di Mario
                                        Title: Senior Manager


                      Signature Page to Amendment No. 1 to
                        5-Year Revolving Credit Agreement

                                                                         ANNEX I

                          RESTATED COMMITMENT SCHEDULE

                               COMMITMENT SCHEDULE

                                Name of Bank                                    Commitment
                                ------------                                  --------------
JPMorgan Chase Bank, National Association (successor by merger to Bank
One, NA (Main Office Chicago))                                                $  240,000,000
Citibank, N.A.                                                                $  240,000,000
Sumitomo Mitsui Banking Corporation                                           $  140,000,000
Merrill Lynch Bank USA                                                        $  120,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch (successor by merger
to The Bank of Tokyo-Mitsubishi, Ltd. and to UFJ Bank Limited)                $  100,000,000
KeyBank National Association                                                  $  100,000,000
Bank of America, N.A.                                                         $   85,000,000
Comerica Bank                                                                 $   85,000,000
Royal Bank of Canada                                                          $   85,000,000
BNP Paribas                                                                   $   85,000,000
SunTrust Bank                                                                 $   85,000,000
Wachovia Bank, National Association                                           $   70,000,000
Wells Fargo Bank, N.A.                                                        $   70,000,000
PNC Bank, National Association                                                $   70,000,000
Dexia Banque Internationale a Luxembourg SA                                   $   55,000,000
U.S. Bank National Association                                                $   50,000,000
The Bank of New York                                                          $   50,000,000
Nordea Bank Finland Plc                                                       $   50,000,000
The Northern Trust Company                                                    $   50,000,000
Commerzbank AG, New York and Grand Cayman Branches                            $   40,000,000
Fifth Third Bank, Eastern Michigan                                            $   40,000,000
Mizuho Corporate Bank, LTD                                                    $   40,000,000
SanPaolo IMI S.p.A.                                                           $   30,000,000
KBC Bank, N.V.                                                                $   20,000,000
                                                                              --------------
TOTAL COMMITMENTS:                                                            $2,000,000,000
                                                                              ==============

                                                                        ANNEX II

                            RESTATED PRICING SCHEDULE

                                PRICING SCHEDULE

The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

                              Level I                 Level III
                              Status      Level II      Status       Level IV     Level V Status
                             (A or A2      Status      (BBB+ or       Status          (Below
                            or Better)   (A- or A3)     Baa1)     (BBB or Baa2)    BBB and Baa2)
                            ----------   ----------   ---------   -------------   --------------
Facility Fee                    6.0          7.0          8.0          10.0            15.0
Letter of Credit Fee           29.0         33.0         37.0          50.0            70.0
Eurocurrency Margin if
   the Usage Percentage
   is less than or equal
   to 50%                      19.0         23.0         27.0          40.0            60.0
Eurocurrency Margin if
   the Usage Percentage
   is more than 50%            29.0         33.0         37.0          50.0            70.0

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"LEVEL I STATUS" exists at any date if, on such date, the Company's Moody's Rating is A2 or better or the Company's S&P Rating is A or better.

"LEVEL II STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

"LEVEL III STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

"LEVEL IV STATUS" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa2 or better or the Company's S&P rating is BBB or better.

"LEVEL V STATUS" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"MOODY'S RATING" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P RATING" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"STATUS" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

"USAGE PERCENTAGE" means, as of any date of determination, a percentage equal to
(i) the aggregate principal amount of outstanding Loans and L/C Obligations at such time, divided by (ii) the Aggregate Commitment at such time (which, after the Commitments have been terminated shall be based on the aggregate of the Loans and L/C Obligations at such time).

          The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.

          The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference between the Moody's Rating and the S&P Rating, the rating corresponding to the higher of the two ratings shall apply; provided, however, that if the difference is greater than one level, the Status shall be determined based upon the rating one level above the lower of the two ratings.

                                                                       ANNEX III

                                    EXHIBIT H
                          FORM OF REQUEST FOR EXTENSION

TO THE BANKS LISTED ON THE ______________, 20_____

ATTACHED SCHEDULE:

Ladies and Gentlemen:

     Reference is made to the 5-Year Revolving Credit Agreement, dated as of November 5, 2004, among MASCO CORPORATION, a Delaware corporation (the "COMPANY"), and MASCO EUROPE S. a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, as borrowers, the "Banks" party thereto as lenders, CITIBANK, N.A., as Syndication Agent, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Main Office Chicago)), as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     Pursuant to Section 2.19 of the Credit Agreement, we request a one year extension of the Termination Date as such date pertains to your Commitment. If you accept this extension, the new Termination Date will be _____________. We acknowledge that such extension will not otherwise constitute an alteration, amendment or waiver of any other term, condition or covenant contained in the Agreement.

     To accept our requested extension, you must give written notice to us, in the form attached as Exhibit I to the Agreement, within __ days following your receipt of this request. Failure by you to give the required notice within such __ day time period will constitute a denial of our request.

     The Company (on behalf of itself and its Subsidiaries) hereby represents and warrants that on and as of the date hereof (a) all representations and warranties contained in Article IV of the Credit Agreement are true and correct in all material respects (unless any such representation and warranty is made as of a specific date, in which case, such representation and warranty is true and correct in all material respects as of such date) and (b) no Default or Event of Default has occurred and is continuing. The Company acknowledges and agrees that certain additional representations and warranties shall be made, and certain other conditions shall be satisfied, all in accordance with Section 2.19 of the Credit Agreement, on and as of the Extension Date.

                                        Very truly yours,

                                        MASCO CORPORATION, as a Borrower


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                                                        ANNEX IV

                                    EXHIBIT I
                   FORM OF ACCEPTANCE OF REQUEST FOR EXTENSION

                           __________________, 20____

Masco Corporation
21001 Van Born Road
Taylor, Michigan 48180

       Re: Acceptance of Request for Extension

Attention: [Authorized Officer]

Dear ________________:

     Reference is made to the 5-Year Revolving Credit Agreement, dated as of November 5, 2004, among MASCO CORPORATION, a Delaware corporation and MASCO EUROPE S.a.r.l., a company organized as a societe a responsabilite limitee under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d'activite Syrdall, L-5365 Munsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104, as borrowers, the "Banks" party thereto as lenders, CITIBANK, N.A., as Syndication Agent, SUMITOMO MITSUI BANKING CORPORATION, as Documentation Agent, and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor by merger to Bank One, NA (Main Office Chicago)), as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Terms defined in the Credit Agreement are used herein with the same meaning.

     We have received your Request for Extension, dated___________ 20___, and pursuant to Section 2.19 of the Credit Agreement, we hereby accept the extension as set forth in your request. As a result of such extension the new Termination Date with respect to our financial institution will be _____________. We have made a notation of this extension in our accounts evidencing the indebtedness of each Borrower to us and on the Notes (if any) issued in our favor.

                                        Very truly yours,

                                        [Bank]


                                        By:
                                            ------------------------------------
                                        [Name and Title]
                                                         -----------------------